EXHIBIT 31.1

                                 CERTIFICATIONS

I, Louis Silverman, certify that:

1.    I have reviewed this Form 10-Q/A No. 1 of Quality Systems, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 11, 2005


/S/ LOUIS SILVERMAN
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Louis Silverman
Chief Executive Officer (principal executive officer)


I, Paul Holt, certify that:

1.    I have reviewed this Form 10-Q/A No. 1 of Quality Systems, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 11, 2005


/S/ PAUL HOLT
------------------------------------------------------
Paul Holt
Chief Financial Officer (principal financial officer)


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